Exhibit 99.1

McKESSON SECURES ACQUISITION OF CELESIO THROUGH NEW AGREEMENTS

•	McKesson announces agreement with Franz Haniel & Cie. GmbH to acquire entire holding of Celesio shares at EUR 23.50 per share.

•	McKesson announces separate agreement with an affiliate of Elliott Management to acquire Celesio convertible bonds.

•	After the close of these agreements, McKesson will exceed 75% ownership of Celesio on a fully diluted basis.

SAN FRANCISCO & FRANKFURT, Germany, January 23, 2014 – McKesson Corporation (NYSE:MCK), a leading North American healthcare services and information technology company, announced today that it has reached an agreement with Franz Haniel & Cie. GmbH (“Haniel”) to acquire their entire holding of Celesio shares for EUR 23.50 per share. In a separate and subsequent agreement, McKesson also announced the acquisition of Celesio convertible bonds from Elliott. These agreements are not subject to any closing conditions and the transactions are expected to close within 10 business days. After the close of the agreements with Haniel and Elliott, McKesson will exceed 75% ownership of Celesio shares on a fully diluted basis.

“We are excited to move forward with our acquisition of Celesio,” said John H. Hammergren, chairman and chief executive officer, McKesson Corporation. “We look forward to bringing together the strengths of the McKesson and Celesio organizations so we can provide our customers with more efficient delivery of healthcare products and services around the world. Our customers will benefit from the increased scale, supply chain expertise and sourcing capabilities of the combined company, together with enhanced access to innovative technology and business services.”

McKesson and its wholly-owned indirect subsidiary Dragonfly GmbH & Co KGaA (“Dragonfly”) have informed Celesio of their intention to enter into a domination and profit and loss transfer agreement, with Dragonfly as the dominating party and Celesio as the dominated party, pursuant to Sections 291 et seq. of the German Stock Corporation Act (Aktiengesetz – AktG). McKesson and Dragonfly expect to implement such a domination and profit and loss transfer agreement following the close of the transactions without any further regulatory approval.

McKesson expects to fund a portion of the transaction with cash and has a bridge financing facility in place to fund the balance of the transaction, with permanent financing to be put in place following the close of the transactions. McKesson will consolidate the financial results of Celesio during its fiscal fourth quarter ending March 31, 2014, and McKesson’s earnings will reflect its proportionate share of Celesio’s earnings. McKesson expects the transaction to be $1.00 to $1.20 accretive to adjusted earnings per share on a fully diluted basis in the first twelve months following the close of the transactions, assuming 100% ownership in the outstanding common shares of Celesio. By the fourth year following the implementation of the domination and profit and loss transfer agreement, McKesson expects to realize annual synergies between $275 million and $325 million.

McKesson intends to launch a voluntary tender offer to the remaining minority holders of Celesio common shares. The offer is expected to commence shortly after the close of the transactions.

About McKesson Corporation

McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit www.mckesson.com.

About Celesio Group

Celesio is a leading international wholesale and retail company and provider of logistics and services to the pharmaceutical and healthcare sectors. The proactive and preventive approach ensures that patients receive the products and support that they require for optimum care.

With 38,000 employees, Celesio operates in 14 countries around the world. Every day, the group serves over 2 million customers – at 2,200 pharmacies of its own and 4,100 participants in brand partnership schemes. With 132 wholesale branches, Celesio supplies 65,000 pharmacies and hospitals every day with up to 130,000 pharmaceutical products. The services benefit a patient pool of about 15 million per day.

McKesson Corporation Contacts:

Investors and Financial Media:

Erin Lampert, +1 415-983-8391

Erin.Lampert@mckesson.com

General and Business Media:

Kris Fortner, +1 415-983-8352

Kris.Fortner@mckesson.com

THIS PRESS RELEASE IS NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

The offer will be subject to the full terms and conditions set out in the offer document

Disclaimer

This press release is for information purposes only and does not constitute an invitation to make an offer to sell Celesio shares. This announcement does not constitute an offer to purchase Celesio shares and nothing in this announcement should be construed as a representation or binding legal commitment by McKesson

An offer to purchase Celesio shares (“Takeover Offer”) will solely be made by the offer document which is to be published by Dragonfly GmbH & Co. KG (“Dragonfly”), a wholly owned subsidiary of McKesson Corporation (“McKesson”) in due course and will be exclusively subject to such offer document’s terms and conditions. The terms and conditions contained in such offer document may differ from the general information described in this press release.

The terms and conditions of the Takeover Offer will be published only after permission from the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht- BaFin) has been obtained. Investors and shareholders of Celesio are strongly advised to read the relevant documents regarding the Takeover Offer when they become available because they will contain important information. Investors and shareholders of Celesio will be able to obtain these documents, when they become available, at the website http://www.GlobalHealthcareLeader.com. Upon publication, the offer document will also be available free of charge at a specified location and will be mailed to investors and shareholders of Celesio free of charge upon request.

Shareholders of Celesio are strongly recommended to seek independent advice, where appropriate, in order to reach an informed decision in respect of the content of the offer document and with regard to the Takeover Offer.

The Takeover Offer will be issued exclusively under the laws of the Federal Republic of Germany, in particular under the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, (“WpÜG”)) and the Regulation on the Content of the Offer Document, Consideration for Takeover Offers and Mandatory Offers and the Release from the Obligation to Publish and Issue an Offer (“WpÜG Offer Regulation”), and certain applicable provisions of the securities law of the United States of America (“United States”). The Takeover Offer will not be executed according to the provisions of jurisdictions (including the jurisdictions of Australia and Japan) other than those of the Federal Republic of Germany and certain applicable provisions of securities law of the United States. Thus, no other announcements, registrations, admissions or approvals of the Takeover Offer outside the Federal Republic of Germany have not been and will not be filed, arranged for or granted. The shareholders of Celesio cannot rely on having recourse to provisions for the protection of investors in any jurisdiction other than such provisions of the Federal Republic of Germany. Any contract that will be concluded on the basis of the Takeover Offer will be exclusively governed by the laws of the Federal Republic of Germany and will have to be interpreted in accordance with such laws.

Neither McKesson nor any persons acting in concert with McKesson within the meaning of Section 2 para. 5 of the WpÜG have authorized the publication, sending, distribution, or dissemination of this press release or any other document associated with the Takeover Offer by third parties outside the Federal Republic of Germany, the United States and Canada. Neither McKesson nor persons acting in concert with McKesson within the meaning of Section 2 para. 5 of the WpÜG are in any way responsible for the compliance of the publication, sending, distribution, or dissemination of this press release or any other document associated with the Takeover Offer by a third party outside of the Federal Republic of Germany, the United States and Canada to any jurisdiction with legal provisions other than those of the Federal Republic of Germany, the United States and Canada.

The publication, sending, distribution or dissemination of this press release in certain jurisdictions other than the Federal Republic of Germany, the United States and Canada may be governed by laws of jurisdictions other than the Federal Republic of Germany, the United States and Canada in which the publication, sending, distribution or dissemination are subject to legal restrictions. Persons who are not resident in the Federal Republic of Germany, the United States and Canada or who are for other reasons subject to the laws of other jurisdictions should inform themselves of, and observe, those.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), as amended, that are subject to risks and uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

These statements do not represent facts and may be characterized by words such as “expect”, “believe”, “estimate”, “intend”, “aim”, “assume” or similar expressions. Such statements express the intentions, opinions, or current expectations of McKesson, the persons acting in concert with McKesson pursuant to Section 2 para. 5 sentence 1 and sentence 3 of WpÜG and Celesio AG with respect to possible future events, e.g., regarding possible consequences of the Takeover Offer for McKesson or Celesio AG, for those shareholders of Celesio AG who choose not to accept the Takeover Offer or for future financial results of McKesson or Celesio AG. Such forward-looking statements are based on current plans, estimates and forecasts which McKesson, the persons acting in concert with McKesson pursuant to section 2 para. 5 sentence 1 and sentence 3 of WpÜG and Celesio AG have made to the best of their knowledge, but which do not claim to be correct in the future. Forward-looking statements are subject to risks and uncertainties that are difficult to predict and generally cannot be influenced by McKesson, the persons acting in concert with McKesson within the meaning of Section 2 para. 5 sentence 1 and sentence 3 of WpÜG or Celesio AG. The forward-looking statements contained in this press release could turn out to be incorrect and/or future events and developments could considerably deviate from the forward-looking statements in this press release. No assurances can be given that the forward-looking statements in the offer document in relation to the Takeover Offer which is yet to be published or any other document associated with the Takeover Offer will be realized. Subject to compliance with applicable law and regulations, neither McKesson nor Dragonfly intend to update these forward-looking statements or to undertake any obligation to do so.

If you are a resident of the United States, please read the following:

The Takeover Offer will be made for the securities of a non-U.S. company and will be subject to the disclosure and procedural laws, standards and practices of jurisdictions other than the U.S., although it is intended to be made in the United States in reliance on, and compliance with, Section 14(e) of the Exchange Act and Regulation 14E thereunder.

In accordance with the intended Takeover Offer, McKesson, Dragonfly, certain affiliated companies and the nominees or brokers (acting as agents) may make certain purchases of, or arrangements to purchase, Celesio Shares and convertible bonds issued by Celesio Finance B.V. outside the Takeover Offer also during the period in which the Takeover Offer will remain open for acceptance. If such purchases or arrangements to purchase are made they will be made outside the United States and will comply with applicable law, including the Exchange Act.